UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2	ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2003, we announced we closed a Definitive Merger Agreement with Kenneth M. Alo, M.D., P.A. Dr. Alo specializes in delivery of interventional pain management and anesthesiology. The capital stock of Dr. Alo’s PA was acquired in a merger transaction from Dr. Alo, the sole shareholder. Dr. Alo has no prior relationship with us.

Pursuant to the merger agreement, we acquired the non-medical assets of Dr. Alo’s PA. Subject to certain yet undetermined post-closing adjustments, if any, the purchase price consisted of $1,750,000 in cash and 777,778 shares of our common stock valued at $2.25 per share, which was the approximate value of our stock on the date we entered into the letter of intent with Dr. Alo. We may also make additional payments of up to $3,500,000 in cash and common stock if certain net earnings goals are achieved in each of the first three fiscal years following the closing.

The acquisition has been accounted for using the purchase method of accounting. We funded the cash portion of the purchase price of Dr. Alo’s PA from the proceeds of the $10 million Convertible Debenture offering closed December 18, 2003.

ITEM 7	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a) Financial Statements of Business Acquired

Kenneth M. Alo, M.D., P.A.

Report of Independent Certified Public Accountants

2002 and 2001 Financial Statements:

•	Balance Sheets as of December 31, 2002

•	Statements of Operations and Retained Earnings for the years ended December 31, 2002

•	Statements of Cash Flows for the years ended December 31, 2002

Notes to Financial Statements

(b) Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2002

Exhibits	Material Contracts

Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated January 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date:	December 31, 2003	By:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date:	December 31, 2003	By:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director

Financial Statements

KENNETH M. ALO, M.D., P.A.

December 31, 2002

KENNETH M. ALO, M.D., P.A.

Financial Statements

December 31, 2002

(With Independent Auditors’ Report Thereon)

KENNETH M. ALO, M.D., P.A.

Independent Auditors’ Report

The Board of Directors

Kenneth M. Alo, M.D., P.A.

We have audited the accompanying balance sheet of Kenneth M. Alo, M.D., P.A. as of December 31, 2002 and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kenneth M. Alo, M.D., P.A. at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

December 19, 2003

Maitland, Florida

Tschopp, Whitcomb & Orr, P.A.

KENNETH M. ALO, M.D., P.A.

Balance Sheet

December 31, 2002

Assets
Current assets:
Cash	$27,062
Accounts receivable	222,128

Total current assets	249,190

Furniture, equipment and leasehold improvements, net (notes 2 and 4)	50,422
Receivable from related party (note 3)	200,000

Total assets	$499,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,456
Current installments of long-term debt (note 4)	155,132

Total current liabilities	156,588
Long-term debt, excluding current installments (note 4)	41,816

Total liabilities	198,404

Stockholders’ equity:
Common stock, $1.00 par value, 10,000 shares authorized, 1,000 issued and outstanding	1,000
Retained earnings	300,208

Total stockholders’ equity	301,208

Commitments and contingencies (notes 3 and 4)	$499,612

See accompanying notes to financial statements.

KENNETH M. ALO, M.D., P.A.

Statement of Operations and Retained Earnings

Year ended December 31, 2002

Net patient revenue	$1,834,216
Cost of patient revenue	658,063

Gross profit	1,176,153
General and administrative expenses	410,279

Operating income	765,874
Other expenses:
Interest	5,555
Depreciation	33,836

Total other expenses	39,391

Net income	726,483
Retained earnings at beginning of year	338,487
Distribution to shareholder	(764,762)

Retained earnings at end of year	$300,208

See accompanying notes to financial statements.

KENNETH M. ALO, M.D., P.A.

Statement of Cash Flows

Year Ended December 31, 2002

Cash flows from operating activities:
Net income	$726,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,836
Cash provided by (used for) changes in:
Accounts receivable	(19,268)
Accounts payable and accrued expenses	(14)
Receivable from related party	(207,702)

Net cash provided by operating activities	533,335

Cash flows from financing activities:
Distributions to shareholder	(764,762)
Proceeds from long-term debt	205,643
Repayment of long-term debt	(128,845)

Net cash used in financing activities	(687,964)

Cash flow from investing activities:
Proceeds from sale of property and equipment	32,603

Net cash provided by investing activities	32,603

Net change in cash	(122,026)

Cash at beginning of year	149,088

Cash at end of year	$27,062

Supplemental disclosures of cash flow information:

Cash paid for interest	$5,555

See accompanying notes to financial statements.

KENNETH M. ALO, M.D., P.A.

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Kenneth M. Alo, M.D., P.A. (Company) is a medical clinic providing treatment for patients who suffer from pain, located in Houston, Texas. The Company’s primary mission is to provide quality specialized treatment to the Houston area.

(b)	Net Patient Service Revenue

Patient service revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Company at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

(c)	Income Taxes

The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the income tax returns of the stockholders. Accordingly, no income tax related assets, liabilities or provision for income taxes has been recorded in the accompanying financial statements.

(d)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of patient accounts receivable which amount to approximately $222,128. The Company performs credit evaluations of its patients prior to rendering service and generally does not require collateral.

(Continued)

KENNETH M. ALO, M.D., P.A.

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies – (Continued)

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

(2)	Property and Equipment

Property and equipment consist of the following at December 31, 2002:

Automobile	$60,643
Computer equipment	46,963

107,606
Less accumulated depreciation	(57,184)

$50,422

(3)	Receivable From Related Party

Receivable from related party represents a non-interest bearing advance due on demand.

KENNETH M. ALO, M.D., P.A.

Notes to Financial Statements

December 31, 2002

(4)	Long-Term Debt

Long-term debt consists of the following at December 31, 2002:

Note payable to a bank, with monthly payments of $1,172, including interest of 5.9% through May, 2007. Secured by an automobile.	$51,948

Note payable to a bank, due on demand but not later than October, 2003. Interest at 4.75% is payable monthly. Secured by the assets of the Company.	145,000

196,948
Less current installments	155,132

$41,816

At December 31, 2002, the approximate annual principal payments, with respect to the obligation existing at that date as described herein, are as follows:

Year ended December 31,
2003	$155,132
2004	10,638
2005	11,170
2006	11,729
2007	8,279
$196,948

KENNETH M. ALO, M.D., P.A.

Notes to Financial Statements

December 31, 2002

(5)	Commitments

The Company is obligated under a non-cancellable operating lease for its office facilities. Future minimum lease payments under the Company’s non-cancellable operating lease as of December 31, 2002 are as follows:

Year ending December 31,
2003	$27,234
2004	36,312
2005	36,312
2006	9,078

Total lease expires on March 31, 2006.

(6)	Medical Malpractice Claims

The Company is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Company maintains malpractice insurance to protect against such claims or legal actions. A reserve for estimated claims payable by the Company as a result of malpractice and related legal actions has been reflected as a provision for professional liability claims in the accompanying balance sheet. This provision has been accrued based on estimates that incorporate the Company’s past experience as well as other considerations including the nature of each claim or incident and relevant trend factors. Management believes the ultimate resolution of such matters will be adequately covered by the Company’s insurance and/or recorded reserves and will not have a material adverse effect on its financial position or results of operations.

(7)	Subsequent Events

In August, 2003 the owner entered into a letter of intent with PainCare Holdings, Inc. (PainCare). The letter of intent provides for the owner to sell certain assets of the practice to PainCare, Inc. for $7,000,000 and enter into a long-term management agreement. $1,750,000 of the purchase price will be paid in cash and $1,750,000 paid in PainCare stock at closing. The remaining $3,500,000 will be paid as 50% cash and 50% PainCare stock over a three year period assuming certain earning thresholds are met.

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by PainCare Holdings, Inc. of Kenneth M. Alo, M.D., P.A. in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheet is based on the historical balance sheets of PainCare Holdings, Inc. and Kenneth M. Alo, M.D., P.A. appearing elsewhere in this registration statement or incorporated by reference. The unaudited pro forma statements of operations are based on the historical statement of operations of PainCare Holdings, Inc. and of Kenneth M. Alo, M.D., P.A. appearing elsewhere in the registration statement or incorporated by reference and combine the results of operations of PainCare Holdings, Inc. and Kenneth M. Alo, M.D., P.A. for the year ended December 31, 2002 as if the acquisition occurred on the beginning of the period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of PainCare Holdings, Inc.

PainCare Holdings, Inc. will account for the merger with Kenneth M. Alo, M.D., P.A. using the purchase method of accounting. As of January 1, 2002, PainCare Holdings, Inc. is no longer amortizing its goodwill in accordance with SFAS No. 142. Such goodwill will be subject to impairment testing using a fair value based method as of January 1, 2003.

Kenneth M. Alo, M.D., P.A.

Unaudited Pro Forma Consolidated Balance Sheet

Year Ended December 31, 2002

	PainCare Historical	Kenneth M. Alo, M.D., P.A. Historical	ProForma Adjustments	Proforma
Assets
Cash	$2,078,684	$27,062	$—	$2,105,746
Accounts Receivable	2,781,094	222,128	—	3,003,222
Due from Shareholder	339,325	—	—	339,325
Note Receivable	100,316	200,000	—	300,316
Deposits & Prepaid expenses	138,519	—	—	138,519

Total Current Assets	5,437,938	449,190	—	5,887,128
Furniture and Equipment, net	3,012,615	50,422	—	3,063,037
Goodwill (5)	5,012,552	—	3,198,792	8,211,344
Other Assets	203,822	—	—	203,822

Total Assets	13,666,927	499,612	3,198,792	17,365,331

Liabilities and Stockholder’s Equity
Current Portion of Notes Payable	320,123	155,132	—	475,255
Accounts Payable and Accrued Expenses	529,031	1,456	—	530,487
Current Portion of Convertible Debentures	987,164	—	—	987,164
Current Portion of Capital Lease Obligations	445,549	—	—	445,549

Total Current Liabilities	2,281,867	156,588	—	2,438,455
Notes Payable, less current portion	1,009,391	41,816	—	1,051,207
Convertible Debentures (4)	664,055	—	1,750,000	2,414,055
Shareholder Loan	1,890	—	—	1,890
Capital Lease Obligations, less current	2,155,733	—	—	2,155,733

Liabilities	6,112,936	198,404	1,750,000	8,061,340
Stockholder’s Equity
Common Stock (5)	1,557	1,000	(922)	1,635
Preferred Stock	—	—	—	—
Additional Paid in Capital (5)	7,019,246	—	1,749,923	8,769,169
Retained Earnings (5)	556,487	300,208	(300,208)	556,487
Cumulative Translation Adjustment	(23,299)	—	—	(23,299)

Total Stockholder’s Equity	7,553,991	301,208	1,448,792	9,303,991

Total Liabilities and Stockholder’s Equity	13,666,927	499,612	3,198,792	17,365,331

Kenneth M. Alo, M.D., P.A.

Unaudited Pro Forma Consolidated Statement of Operations (1)

Year Ended December 31, 2002

	PainCare Historical	Kenneth M. Alo, M.D., P.A.	ProForma Adjustments	Proforma
Revenues (2)	$7,497,942	$1,834,216	$804,000	$10,136,158

Cost of Sales	2,698,450	658,063	—	3,356,513

Gross Profit	4,799,492	1,176,153	804,000	6,779,645

Operating Expenses:

General & Administrative	3,468,515	410,279	—	3,878,794
Depreciation Expense	206,949	33,836	—	240,785

Operating Income	1,124,028	732,038	804,000	2,660,066

Interest Expense	358,546	5,555	—	364,101
Other Income	173,992	—	—	173,992

Income Before Taxes	939,474	726,483	804,000	2,469,957

Provision for Income Taxes (3)	234,440	—	382,621	617,061

Net Income	$705,034	$726,483	$421,379	$1,852,896

Basic Earnings Per Share				$0.16

Basic Weighted Average Shares Outstanding	10,591,258	777,778		11,369,036

Diluted Earnings Per Share				$0.14

Diluted Weighted Average Shares Outstanding	12,583,653	777,778		13,361,431

Footnotes:

1)	Historical financial results for Kenneth M. Alo, M.D., P.A.
2)	Represents income earned by Dr. Alo performing physicians services and speaking/training arrangements that were performed outside of the Kenneth M. Alo, M.D., P.A. These services are now assigned to the Kenneth M. Alo, M.D., P.A. as part of the transaction.
3)	Represents estimate of taxes for Kenneth M. Alo, M.D., P.A. if they had filed consolidated tax returns with PCH
4)	Represents portion of Convertible Debentures issued for the purchase of Kenneth M. Alo, M.D., P.A.
5)	Represents the impact of the purchase of the outstanding shares of Kenneth M. Alo, M.D., P.A., including the issuance of 777,778 shares of PainCare Holdings, Inc. at $2.25 per share and the resulting Goodwill of $3,198,792 using the purchase method of accouting.